
                                           EXHIBIT 11

                            CHANCELLOR CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER SHARE

The  following  table  reflects  the  calculation  of  the  earnings  per  share:


                                                  Income          Weighted Average
                                                             Common Shares Outstanding
                                               (numerator)         (denominator)
                                            in thousands, except share and per share data

Quarter ended June 30, 1999:
  Earnings from operations                     $        201                  48,300,550
                                               ============  ==========================
  Basic earnings per common share                                                        $0.00

  Effect of dilutive securities-
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   2,222,222
      Vested Employee Options                         - - -                   1,418,355
                                               ------------  --------------------------
                                               $        201                  56,941,127
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.00

Quarter ended June 30,1998:
  Earnings from operations                     $         34                  35,032,242
                                               ============  ==========================
  Basic earnings per common share                                                        $0.00

  Effect of dilutive securities-
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   2,592,593
      Vested Employee Options                         - - -                   1,000,000
                                               ------------  --------------------------
                                               $         34                  43,624,835
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.00

Year to date ended June 30, 1999:
  Earnings from operations                     $        293                  46,039,725
                                               ============  ==========================
  Basic earnings per common share                                                        $0.01

  Effect of dilutive securities-
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   3,484,848
      Vested Employee Options                         - - -                   1,521,624
                                               ------------  --------------------------
                                               $        293                  56,046,197
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.01

Year to date ended June 30, 1998:
  Earnings from operations                     $         60                  33,168,387
                                               ============  ==========================
  Basic and diluted earnings per common share                                            $0.00
      Convertible preferred shares                    - - -                   5,000,000
      Warrant - VCC                                   - - -                   2,857,143
      Vested Employee Options                         - - -                   1,000,000
                                               ------------  --------------------------
                                               $         60                  42,025,530
                                               ============  ==========================
  Diluted earnings per common share                                                      $0.00